EXHIBIT 99.1

Release: February 18, 2021

Canadian Pacific announces filing of 2020 Form 10-K

Calgary – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today that it has completed the filing of its 2020 annual report on Form 10-K, including the annual audited financial statements and management's discussion and analysis, with the U.S. Securities and Exchange Commission and Canadian securities regulators. A copy of CP’s 2020 Annual Report is available at investor.cpr.ca.

Shareholders may request a printed copy of the complete 2020 audited financial statements, free of charge, by email to shareholder@cpr.ca or by regular mail to Shareholder Services, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:

Media

Alert_MediaRelations@cpr.ca

Investment Community

Chris De Bruyn

403-319-3591

investor@cpr.ca